UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 16, 2008

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2008, the Compensation Committee of the Board of Directors of RealNetworks, Inc. (the "Company") approved the payment of performance-based cash incentive compensation in the amount of $354,200 to the Company's Chief Executive Officer, Robert Glaser. This amount was based on upon the achievement of certain financial targets during fiscal year 2007.

Pursuant to the 2007 performance-based cash incentive compensation program for the Chief Executive Officer as established by the Compensation Committee of the Board of Directors, Mr. Glaser was eligible to earn performance-based cash incentive compensation that was targeted at 100% of his annual base salary based on the achievement of semi-annual revenue and operating income targets for 2007. Mr. Glaser was required to be employed by RealNetworks on the payment date in order to be eligible to receive payment of this performance-based cash incentive compensation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

April 18, 2008	By:	/s/ Robert Kimball

Name: Robert Kimball
Title: Sr. VP, General Counsel and Corp. Secretary